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                                                                   EXHIBIT 10.23
                            SEROLOGICALS CORPORATION
                              780 PARK NORTH BLVD.
                                    SUITE 110
                            CLARKSTON, GEORGIA 30021




                                                   November 12, 1999

Desmond H. O'Connell, Jr.
971 South Lagoon Lane
Mantoloking, NJ 08738

Dear Desmond:

                  I am pleased, on behalf of Serologicals Corporation (the "Corporation"), to confirm the offer to you ("you") of employment on the terms set forth herein (the "Offer").

                  You shall serve as the President and Chief Executive Officer of the Corporation on an interim basis at the pleasure of the Board of Directors or your earlier request. You shall be subject to the supervision, control and guidance of, and shall report to, the Board of Directors. You agree to be available and provide services for one month after the hiring of a permanent Chief Executive Officer to assist in transition. You may be terminated with or without cause at any time without any severance or other financial obligation to you for your service as President and Chief Executive Officer other than payments for amounts accrued and unpaid to the date of termination of your employment hereunder. You may resign at any point.

                  You shall be paid $2,000 for each full business day worked. Such compensation shall be payable to you in the manner and on the date(s) on which the Corporation pays its other executive officers, but in no event less frequently than monthly.

                  It is contemplated that in connection with your employment hereunder, you may be required to incur business, entertainment and travel expenses. The Corporation agrees to promptly reimburse you in full for all reasonable out-of-pocket business, entertainment and other related expenses (including all expenses of travel and living expenses while away from home, travel from your home to Atlanta and hotel, meals and transportation in Atlanta) incurred or expended by you incident to the performance of your duties hereunder. Reimbursement of these expenses shall be "grossed-up" to the extent they are taxable.


                  You are hereby granted Options to purchase seventy-five thousand (75,000) shares of the Corporation's common stock ($.01 par value) at an initial exercise price equal to $4.8125 (the fair market value as of the close of business on the date hereof). The Options shall have a term of six (6) years. Thirty-seven thousand five hundred (37,500) of such Options shall vest on the date hereof and the remainder shall vest on the earlier of the hiring by the Corporation
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Desmond H. O'Connell, Jr.
November 12, 1999
Page 2



of a permanent Chief Executive Officer or March 10, 2000 (the "Second Vesting Date"); provided, that in the event of the termination of your employment for any reason prior to the Second Vesting Date, any unvested Options shall expire. Such options shall be issued pursuant to a stock option agreement entered into by you and the Corporation and shall be subject to all the other terms and conditions contained in the Corporation's Amended and Restated 1994 Omnibus Incentive Plan, including a provision providing for acceleration of the vesting of these options upon a "change in control".

                  This letter is to be governed by and interpreted in accordance with the laws of the State of Georgia applicable to agreements made and to be performed within that State except as otherwise provided herein.

                  If any provision of this letter shall be determined to be invalid, illegal or unenforceable in whole or in part, all other provisions hereof shall remain in full force and effect to the fullest extent permitted by law.

                  The Corporation advises you that it is not providing legal advice in connection with your acceptance and execution hereof and that, if you so elect, you should consult with an attorney prior to such execution.

                  Please indicate your acceptance of this Offer by signing in the space provided below.

                                Very truly yours,

                                SEROLOGICALS CORPORATION


                                By: /s/ Lawrence E. Tilton
                                --------------------------------------------
                                Name:       Lawrence E. Tilton
                                Title:      Chairman, Compensation Committee

ACKNOWLEDGED AND AGREED


/s/ Desmond H. O'Connell, Jr.
-----------------------------
Desmond H. O'Connell, Jr.